EXHIBIT 23.3


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCCOUNTANTS

We have issued our report dated December 13, 2002 (our "Report"), accompanying the consolidated financial statements and schedule included in the Annual Report of International DisplayWorks, Inc. on Form 10-K for the year ended October 31, 2002. We hereby consent to the incorporation by reference of said Report in the Registration Statement of International DisplayWorks, Inc. on Form S-8 to be filed with the Securities and Exchange Commission on or about September 15, 2003.



/S/ Grant Thornton

Hong Kong
September 15, 2003